press information

MOOG INC., EAST AURORA, NEW YORK 14052   TEL-716/652-2000   FAX -716/687-4457

release date

Immediate

contact

Ann Marie Luhr

                                April 11, 2006

                                                              716-687-4225

MOOG ANNOUNCES ACQUISITION CLOSING

Moog Inc. (NYSE: MOG.A and MOG.B) announced today that it has completed the acquisition of the assets of Curlin Medical, LLC, a manufacturer of infusion pumps headquartered in Huntington Beach, California, and the net assets of two affiliated companies.  Moog paid $75 million for the acquisition, $63 million in cash and $12 million in the form of a 53-week note.

In recent years, Moog has supplied a variety of components to manufacturers of medical equipment.  Sales of these products have grown significantly, and in fiscal ’06 will approach $40 million before considering the purchase of Curlin that will expand the Company’s participation in the medical market.  Curlin’s sales in calendar 2005 were $16 million and operating profits were $5.4 million.   Sales in calendar 2006 have been running at almost twice that rate.

Infusion pumps provide controlled delivery of therapeutic drugs to the patient, either in a hospital or in an outpatient setting.  The technology employed in infusion pumps has been advancing such that they now employ microprocessor controls and sophisticated software.  Moog believes that its extensive background in the electronic control of fluid-flow metering devices combined with Curlin’s reputation in the medical market will facilitate the continued growth of Moog’s medical equipment sales.  Curlin’s products are distributed in North America by B. Braun Medical Inc.  Moog expects to continue and expand this relationship.

In the remaining six months of its fiscal year ending September 30, 2006, the Company expects that Curlin’s profit contribution will offset financing costs and the amortization of purchase accounting intangibles.

“We’re very excited about the addition of Curlin Medical to our Company,” said R. T. Brady, Chairman and CEO.  “We made an extensive search to find the right product to expand our participation in medical equipment.  We believe that Curlin provides an outstanding platform to extend Moog’s technology into the medical market through the B. Braun Medical distribution network, enabling us to continue growing this business.”

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems.  Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industry machinery, and medical equipment.

Cautionary Statement

Information included herein or incorporated by reference that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements.  Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements.  These important factors, risks and uncertainties include (i) fluctuations in general business cycles for commercial aircraft, military aircraft, space and defense products and industrial capital goods, (ii) our dependence on government contracts that may not be fully funded or may be terminated, (iii) our dependence on certain major customers, such as The Boeing Company and Lockheed Martin, for a significant percentage of our sales, (iv) the possibility that the demand for our products may be reduced if we are unable to adapt to technological change, (v) intense competition which may require us to lower prices or offer more favorable terms of sale, (vi) our significant indebtedness which could limit our operational and financial flexibility, (vii) the possibility that new product and research and development efforts may not be successful which could reduce our sales and profits, (viii) higher pension costs and increased cash funding requirements, which could occur in future years if future actual plan results differ from assumptions used for our defined benefit pension plans, including returns on plan assets and discount rates, (ix) a write-off of all or part of our goodwill, which could adversely affect our operating results and net worth and cause us to violate covenants in our bank agreements, (x) the potential for substantial fines and penalties or suspension or debarment from future contracts in the event we do not comply with regulations relating to defense industry contracting, (xi) the potential for cost overruns on development jobs and fixed price contracts and the risk that actual results may differ from estimates used in contract accounting, (xii) the possibility that our subcontractors may fail to perform their contractual obligations which may adversely affect our contract performance and our ability to obtain future business, (xiii) our ability to successfully identify and consummate acquisitions and integrate the acquired businesses, and the risks associated with acquisitions such as the Curlin acquisition, including that the acquired businesses do not perform in accordance with our expectations, and that we assume unknown liabilities in connection with the acquired businesses and that indemnification from the sellers of the acquired businesses for these liabilities will be limited or unavailable, (xiv) our dependence on our management team and key personnel, (xv) the possibility of a catastrophic loss of one or more of our manufacturing facilities, (xvi) the possibility that future terror attacks, war or other civil disturbances could negatively impact our business, (xvii) our operations in foreign countries could expose us to political risks and adverse changes in local, legal, tax and regulatory schemes, (xviii) the possibility that government regulation could limit our ability to sell our products outside the United States, (xix) the impact of product liability claims related to our products used in applications where failure can result in significant property damage, injury or death and in damage to our reputation, (xx) the possibility that litigation may result unfavorably to us, (xxi) foreign currency fluctuations in those countries in which we do business and other risks associated with international operations and (xxii) the cost of compliance with environmental laws.  The factors identified above are not exhaustive.  New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein.  Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results.  We disclaim any obligation to update the forward-looking statements made in this report.